EXHIBIT A


                               FIRST AMENDED
                              LOAN AGREEMENT

     This FIRST AMENDED LOAN AGREEMENT ("AGREEMENT") is made and entered into as of this 19 day of December, 1997, by and between Value Partners, Ltd., a Texas Limited Partnership ("LENDER") and Trans World Gaming Corp., a Nevada Corporation (the "BORROWER").

                              R E C I T A L S

     1. By that certain Loan Agreement dated October 27, 1997, Lender agreed to loan to Borrower up to the sum of $2,625,000.00 upon the terms and conditions set forth therein (the "Prior Loan Agreement"). This Agreement amends, renews, reinstates, modifies, restates and replaces in its entirety the prior Loan Agreement and that certain Senior Secured Promissory Note dated October 27, 1997 in relation thereto (the "Prior Note"). This Agreement is entitled to all of the liens, benefits, priorities, rights and privileges of the Prior Loan Agreement and Prior Note. Pursuant to the terms and conditions hereof, Lender is agreeing to loan to Borrower and Borrower is agreeing to borrow from Lender a total of $4,125,000.00.

     2. Borrower has requested that Lender loan to Borrower and Lender is willing to loan to Borrower up to the sum of $4,125,000.00 (the "Loan Amount") upon the terms and subject to conditions hereinafter set forth. To further induce this loan, Borrower has offered to issue to Lender warrants to purchase .1714 shares of Common Stock of the Borrower for each dollar loaned Borrower, as set forth hereinafter (the "Warrant(s)"). To evidence this loan, Borrower shall execute that certain First Amended Senior Secured Promissory Note (the "Note") in the form attached hereto as Exhibit A, that certain Certificate of No Oral Agreements in the form attached hereto as Exhibit "B" (the "Certificate") and all other documents as set forth on the Certificate and such other documents as are necessary to this loan transaction or otherwise required pursuant to the terms hereof (the "Related Documents") (this Agreement, the Warrants, in the form attached hereto as Exhibit C, the Note, the Certificate and the Related Documents shall be referred to collectively as the "Loan Documents"). For purposes of this Agreement all exhibits attached hereto are by this reference incorporated herein. The term "Holder", as used herein, refers to the Lender and each successive owner and holder of the Note.

     3. As of December 17, 1997, $1,228,000.00 of the Loan Amount has been advanced by Lender to Borrower.

                                AGREEMENT:

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Lender and Borrower agree:

     1. REFERENCES IN LOAN DOCUMENTS. All references in the Loan Documents to the Note shall henceforth include references to the Note, as such Note may, from time to time, be amended, modified, extended, renewed, reinstated, decreased, and/or increased.

     2. EXECUTION OF DOCUMENTS. Subject to the terms and conditions set forth herein, Borrower will execute in favor of Lender the Loan Documents. Upon execution of the Loan Documents, the Prior Note shall be returned to Borrower marked cancelled.

     3. PURPOSE OF LOAN. Borrower represents that it is negotiating an agreement to acquire two casinos and related assets and permission to license a third casino in the Czech Republic (the "Czech Transaction"), is exploring an opportunity to acquire a casino in Zaragoza, Spain and a new license for a downtown casino (the "Zaragoza Transaction"), is exploring an opportunity to enter into a management agreement to operate the gambling operation of an ocean going vessel off of the Florida Coast (the "Florida Transaction"); and is negotiating an agreement to invest in and manage two separate facilities, a casino and a slot machine facility, in Bishkek, Kyrgyzstan (the "Bishkek Transaction"). The Czech Transaction, the Zaragoza Transaction, the Bishkek Transaction and the Florida Transaction are referred to herein collectively as the "Transaction(s)". All agreements related to such Transactions must be approved in writing by Lender as to form and content. Copies of agreements or term sheets related thereto are attached hereto as Exhibits D, E, F and G respectively. Attachment hereto shall not constitute approval by the Lender of these documents. Subject to this Agreement, proceeds of this loan are to be used
(a) to fund an escrow account established pursuant to agreements executed with respect to the Czech Transaction ($525,000), (b) the purchase price of the Fuentes Stock, as defined herein, the purchase price of collateral for a letter of credit and certain operating expenses pursuant to agreements executed with respect to the Zaragoza Transaction ($1,968,074.24), (c) the purchase price, operating expenses and cage funds pursuant to agreements executed with respect to the Florida Transaction ($450,000), and (d) the refurbishing and funding of the casino and the refurbishing, funding and purchase of slot machines as to the "slot room" with respect to the Bishkek Transaction ($450,000). The sum of $821,074.24 was advanced in relation to the Zaragoza Transaction on October 28, 1997, as set forth in more detail in paragraph 9 herein. The sum of $406,925.76 was advanced on October 29, 1997 and was used in part to repay to Lender on October 30, 1997 all sums due under that certain $350,000 Senior Promissory Note executed by Borrower in favor of Lender as of June 11, 1997 as referenced in paragraph 5(h) below, and the balance for general operating needs of Borrower. On or about December 18, 1997, Borrower repaid to Lender the sum of $800,018.30 from sums placed in escrow by Borrower pursuant to paragraph 9(a) herein.

     4. CONVERSION RIGHTS. The Borrower represents to Lender that it intends to issue debt and equity instruments, in form and substance acceptable to Lender if Lender is a member of the investor group (including through conversion as set forth herein), in the approximate total sum of up to $16,000,000, the proceeds of which are contemplated to be used to complete the Czech Transaction, and for other needs of Borrower, as set forth in Exhibit "H" (the "New Issue"). Attachment hereto does not constitute approval by Lender of the business plan. At the option of Lender, Lender may (i) require immediate repayment of all or a portion of sums due under the Note and Loan Documents pursuant to the terms thereof from the first dollars received by Borrower from the New Issue, and/or (ii) convert all or a portion of the unpaid principal sum due Lender under the Note to indebtedness and equity, on a dollar for dollar basis, issued pursuant to the New Issue. In the event of such conversion, Lender shall be entitled to all benefits of the New Issue, on a pari passu basis with the other investors in the New Issue. In the event of such a conversion, the Warrants shall be converted to the terms of the warrants, in form and substance acceptable to Lender included within the New Issue. The number of shares of New Issue warrants issued in the event of conversion shall be the greater of (a) Warrants issued to Lender pursuant to the terms of this Agreement as to such sums converted, or (b) warrants convertible into shares of Common Stock which an investor in the New Issue who invests the converted sum would receive. Should the New Issue occur, Borrower shall provide written notice thereof and Holder shall, not less than (20) twenty days prior to the date the New Issue must be closed, be provided notice and all relevant documents comprising the New Issue. Holder shall, not less than five days prior to the New Issue closing date notify the Borrower if it desires to convert the Note or require repayment of the Note from the proceeds of the New Issue. In the event Holder makes no election, the Loan Documents shall continue in full force and effect. In the event of conversion, all unpaid interest and other sums due under the Note, other than unpaid converted principal, shall be paid in full in cash on the date conversion occurs. The right to convert shall expire when all principal due pursuant to the Note is paid in full in conformance with the Loan Documents. Borrower may not prepay the principal obligation arising under the Note without the written consent of Holder. There shall be no penalty for authorized prepayment of the Note. Nothing herein shall excuse the Borrower from any payment or other obligations required under the terms of the Note or be deemed a waiver of any right or remedy granted Lender in the Loan Documents, including acceleration. A "Business Day" is any day that commercial banks are permitted to be open for business in New York City, New York, U.S.A.

     5. AGREEMENT TO ADVANCE. Upon Borrower's compliance with the requirements of Lender set forth in this Agreement and subject to the terms and conditions hereof, Lender shall advance to Borrower a total amount not to exceed four million one hundred twenty-five thousand dollars and no cents ($4,125,000.00) in increments as set forth below. Borrower agrees that advances of the Loan Amount shall be made only for the following purposes, in the following increments, in compliance with the terms hereof:

          a.  Purchase Price - ninety percent of
              authorized, issued Common Stock
              of Casino de Zaragoza from the
              owner of Casino de Zaragoza
              (advanced October 28, 1997)             $821,074.24<F1>

          b.  Recapitalization of Casino de
              Zaragoza                                $250,000

          c.  Recapture of costs incurred by
              Borrower associated with Casino
              de Zaragoza                             $172,000

          d.  Acquisition fee - Florida Transaction   $250,000

          e.  Funds to operate Florida Casino -
              Florida Transaction                     $100,000

          f.  Money to fund the "cage" - Florida
              Transaction                             $100,000

<F1>As is set forth in paragraphs 3 and 9, $800,018.30 of this amount was repaid on December 18, 1997. Such sum may be readvanced in compliance with this Agreement.


          g.  Escrow Deposit with Sellers of Czech
              Casinos                                 $525,000

          h.  General operations of Borrower and
              repayment of $350,000 Senior Promissory
              Note ($406,925.76 advanced October 29,
              1997)                                   $731,925.76

          i.  To Purchase Certificate of Deposit
              to secure letter of credit in favor
              of the Diputacion General de Aragon
              of the Provincial Government of
              Zaragoza Transaction Aragon, Spain
              (the "DGA") -                           $725,000

          j.  To fund obligations related to operation
              of casino in Bishkek Transaction        $200,000

          k.  To fund obligations related to operation
              of "slot room" in Bishkek Transaction   $250,000

     6. CONDITIONS PRECEDENT FOR ADVANCES. Prior to any advance of a portion of the Loan Amount, other than that sum designated for general requirements and repayment of the $350,000 Senior Promissory Note (section 5(h)), the following conditions shall be met:

          a. A Certificate of the President of Borrower ("Certificate of Borrower") in a form acceptable to Lender shall be delivered to Lender wherein Borrower certifies as follows:

               (i) That all documents and agreements requisite to such an advance, including as to the Transaction for which such advance is to be made, have been executed (or are ready for execution) and that such sum is payable by Borrower.


               (ii) That Borrower and any present or future, wholly or partially owned subsidiary, direct or indirect, and/or affiliate (collectively the "Affiliate" or the "Affiliates") have complied with all documents and agreements related to such an advance, including the Loan Documents and documents related to such Transaction. Affiliate shall not be construed to create personal liability for individual officers, directors and/or employees of the Borrower or any Affiliate.

               (iii) That there are no liens or encumbrances against
                     assets acquired by Borrower or Affiliates with the proceeds of such advance, other than as granted to Lender in connection herewith or consented to in writing by Lender.

               (iv) That no default exists under the Loan Documents and that no event has occurred as of such date that with the giving of notice or otherwise would constitute an event of default of the Loan Documents.

               (v) That, to the actual knowledge of Borrower, Borrower and/or Affiliates can perform all terms and conditions of the Transaction as to which the advance is requested, including those unrelated to the advance.

               (vi) That all representations and warranties of Borrower in the Loan Documents are true and correct at the time of such request.

               (vii) Borrower knows of no event or circumstance which
                     makes it unlikely that the Transaction can be successfully completed and its business purpose achieved, as that purpose is described in Exhibit "H" hereto.

          b. All statements set forth in such Certificate of Borrower are true and correct.

          c. Any consents, certificates, approvals, permits, licenses, bonds, agreements, releases, lien waivers, evidence of partial or final completion, bills, invoices, receipts, subordinations, affidavits, or such other documents as required by applicable law or by the Loan Documents or as Lender may otherwise reasonably require have been obtained.

          d. In addition, as to the Zaragoza Transaction, the following shall be delivered to Lender:

               (i) By Borrower, documents evidencing that the bank guarantee required to be provided in favor of the DGA as well as similar guarantees as may be necessary with respect of other preferred creditors, has been obtained on terms and conditions acceptable to Lender, in Lender's sole and absolute discretion.

               (ii) An opinion from counsel to Lender domiciled in Spain in a form acceptable to Lender that the Zaragoza Transaction complies with all applicable laws, including those of the province of Zaragoza and the federal government of Spain and the European Economic Community. This is for the benefit of the Lender and may not be relied upon or required by Borrower. Lender may waive such requirement at its sole discretion or may postpone requesting such opinion to permit Lender to utilize rights granted it in paragraph 9 hereto.

     7. ADDITIONAL OBLIGATIONS. As soon as is reasonably possible following an advance, Borrower shall, where permissible under applicable law, cause the following to occur:

          a. Delivery by Borrower to Lender of a guaranty of the Borrower's obligations under the Loan Documents in a form reasonably acceptable to Lender by every Affiliate involved in any manner in any of the Transactions or by any entity created or acquired by Borrower to facilitate any of the Transactions.

          b. Delivery by Borrower to Lender in form and substance acceptable to Lender of documents granting to Lender a perfected security interest in all property of any kind or nature acquired with the advances. Borrower shall cause any Affiliate which acquires property with such advance to execute documents in a form and substance acceptable to Lender which grant to Lender a first lien and security interest in such property. Borrower shall execute documents necessary to grant to Lender a first lien and security interest in the capital stock of each Affiliate which benefits, either directly or indirectly, from such an advance and shall cause each Affiliate which benefits directly or indirectly, to execute a security interest in each of their Affiliates and/or assets acquired with such advances. This shall be construed as broadly as possible in favor of Lender and shall include any parent of any Affiliate that owns acquired property, any parent of such parent, such that all direct or indirect subsidiaries of Borrower involved in the Transaction are pledged to Lender. Such entities shall also execute a guaranty of such indebtedness as a component of such transaction. Borrower and such Affiliates shall also take all steps necessary to perfect such security interests in favor of Lender.
               Borrower acknowledges that this includes, but is not limited to a security interest in the following property if the advance related to such Transaction is made:

               (i) Promissory Note in the sum of $250,000 executed in favor of Borrower by Boca Casino Cruises, Inc. in the Florida Transaction.

               (ii) The Casino Management Contract and Consulting Agreement and cash flow resulting therefrom (Florida Transaction).

               (iii) Sums escrowed by Borrower with sellers of property to
                     Borrower or Affiliate (Czech Transaction and Zaragoza Transaction). Such escrow agreement shall also include irrevocable provisions providing that such sums shall be wire transferred to Lender in lieu of being returned to Borrower or an Affiliate or agent of Borrower or Affiliate. Such sums shall be deemed a payment by Borrower on the Note.

               (iv)  $100,000 cage cash - Florida Transaction

               (v) Stock of Art Marketing, Ltd., a British Corporation, and each Affiliate which holds assets, directly, or indirectly, acquired pursuant to the Zaragoza Transaction.

               (vi)  All real and personal property comprising Casino de
                     Zaragoza.

               (vii) Bank Accounts of Borrower in Czech Republic.

               (viii)Certificate of Deposit pledged to secure the DGA
                     letter of credit obligation.

               (ix) Any management contract and/or consulting agreement related to the Bishkek Transaction.

               (x) All personal property acquired by the Borrower or any Affiliate thereof with advances made in the Bishkek Transaction, with standard after acquired property protection.

     8.   ADVANCES.

          a. Lender shall advance proceeds in compliance with the terms hereof. All such advances shall be charged against the Note.

          b. At least five (5) Business Days prior to the date on which each advance is to be made, all documents, instruments, and writings that may then be required by Lender shall be delivered to Lender. The proceeds of each advance shall be applied solely to the payment of those items set forth in such requisition and approved by Lender. Any advances made by Lender prior to the fulfillment by Borrower of any requirements of Lender or any condition precedent set forth in this Agreement shall not be deemed a waiver of Lender's right to have such requirement or condition precedent fulfilled, including prior to advancing future Loan Amounts. The failure to subsequently fulfill such requirements or conditions precedent within the time period reasonably required by Lender shall be deemed a default by Borrower. Lender may, but shall not be obligated to, advance an amount that exceeds the face amount of the Note.

          c. Lender shall have no obligation to make any advance if, at the time of such advance is to be made:

               (i) Borrower is in default with respect to any provision of the Loan Documents or of any instrument, document or writing referenced herein.

               (ii) Lender determines, in good faith, that Borrower is incapable of performing under the terms of any of the documents executed with respect to the Transaction related to such advance.

               (iii) Lender determines that Borrower cannot complete any of the Transactions which are the purpose of this Agreement.

               (iv) Lender determines Borrower cannot obtain funding for the New Issue.

               (v) Lender has not approved the form of documents related to the Transaction for which such advance is requested.

               (vi) Lender does not approve of the Transaction for any reason, in its sole discretion, as to which the advance is requested.

               (vii) Lender determines in good faith after consultation with Borrower that Borrower has not fulfilled each of the conditions precedent with respect to such advance.

          d. Lender shall have no obligation, either express or implied, to Borrower, or to any third parties to verify that advances made pursuant to this Agreement are actually used for the purpose herein. No party may be a third party beneficiary of this Agreement.

          e. Lender shall have no liability or obligation, either express or implied, to Borrower or to any third parties, in connection with the Transactions, except to advance monies as provided under this Agreement. Further, Lender is not liable for the performance of any other third parties nor for any failure of such party to perform any obligations to Borrower. Nothing under this Agreement shall be construed as a representation or warranty, express or implied, on Lender's part, to any party, other than Lender's representations to Borrower as set forth in paragraph 14 herein. Any advance made by Lender shall not be deemed an agreement by Lender that Borrower is in compliance with this Agreement, that Lender has determined that Borrower has so complied or that any of those factors as set forth in paragraph 8(c) hereto are correct.

     9. ZARAGOZA TRANSACTION.  Borrower represents and agrees as follows:

          a.   ACQUISITION OF STOCK.    Borrower has requested and received
               an advance related to the Zaragoza Transaction in the sum of $821,074.24, which advance Borrower placed into a bank account in Spain controlled only by Borrower. Had certain conditions occurred, this money was to be used to acquire ninety percent (90%) of the shares of Common Stock of Casino de Zaragoza SA from SR Alfonso Fuentes ("Fuentes Stock"). Because terms and conditions regarding the acquisition of the Fuentes Stock as well as the acquisition of a new casino in downtown Zaragoza did not occur, the sum of $800,018.30 was released from the escrow and repaid to Lender on December 18, 1997. Because this sum of $800,018.30 was repaid in this manner, Lender has agreed to waive its right to receive Warrants pursuant to Section 11 herein as to such advance. Should sums related to the Zaragoza Transaction be requested in the future and advanced by Lender, Section 11 shall apply to such sums.

          b.   LETTER OF CREDIT.   Borrower may request an advance related
               to the Zaragoza Transaction in the sum of $725,000.00, which advance shall be used to purchase certificates of deposit to be used as collateral ("Collateral CD's") in favor of a financial institution located in the United States of America mutually acceptable to Borrower and Lender. Such Collateral CD's are to be used to secure a letter of credit by Borrower in favor of a bank in Spain which issues a bank guarantee or similar instrument in the sum of approximately $700,000.00 in favor of the DGA. This bank guarantee is required by the DGA as a component of the Zaragoza Transaction. Lender shall be granted a security interest in such Collateral CD's. Documents controlling these Collateral CD's shall provide for the release of such Collateral CD's to Lender as a payment on the Note in the event the DGA approval of the Zaragoza Transaction is not obtained or in the event the Fuentes Stock is not acquired by Borrower or an Affiliate. Borrower shall not request nor be eligible to receive this advance unless the ability of the DGA to draw under the terms of the contemplated bank guarantee is conditioned upon Borrower or an Affiliate having received from the DGA irrevocable authorization to operate a casino in downtown Zaragoza (as opposed to and in addition to a change in the law by the local legislature permitting such a license). Such letter of credit or bank guarantee shall not become irrevocable until such conditions are met and until Borrower or an Affiliate has acquired the Fuentes Stock. Borrower shall only enter into such letter of credit and/or bank guarantee upon obtaining the written approval of Lender to do so. Lender shall not be required to make this advance unless it, in its sole discretion, approves the form of all documents related to such advance, including the letter of credit and bank guarantee.

     10. PAYMENTS. Borrower shall, until all obligations under the terms of the Loan Documents are satisfied, on or before the 10th calendar day following each three (3) calendar month period, with the first three month period to commence as of October 1, 1997, pay or cause to be paid the sum equal to forty percent (40%) of all cash received during that prior three
(3) month period, if any, by it or its wholly owned subsidiary, Tottenham & Co., d/b/a ART Marketing Ltd. (the "Subsidiary") for services rendered by Borrower or the Subsidiary as to the Boxer Casino located in the city of Gyandja (Azerbaijon Republic), including pursuant to that Joint Activity Agreement dated March 31, 1997 by and between Subsidiary and Mahmud Audiyev, provided that in no event shall such sum exceed the unpaid principal balance of the Note, together with accrued unpaid interest and other sums due Lender under the Loan Documents as of the date of such payment. The payment shall be applied first to unpaid fees and expenses of Lender arising in relation to the Loan Documents, next to unpaid interest and then to unpaid principal. The entire unpaid principal balance under the Loan Documents and all accrued unpaid interest therein is due and payable December 31, 1998 ("Final Maturity Date"). The obligation to pay and all obligations arising under the Loan Documents are a general obligation of the Borrower and are not limited to proceeds received from the operation of the Boxer Casino. All payments to be made by Borrower to the Lender hereunder shall be made to the Lender at 2200 Ross Avenue, Suite 4660 West, Dallas, Texas 75201, (or to such other address as Holder may notify the Borrower pursuant to Section 30 hereof) not later than 4:00 p.m. Central Time on the date when due in lawful money of the United States of America and immediately available funds. The Borrower will promptly and punctually pay when due (whether on a scheduled payment date or at maturity or upon the prepayment of such Note) the principal of and interest on the Note, without any presentment thereof, directly to Holder of the Note, at the address of such Holder shown in the register maintained by the Borrower for such purposes or at such other addresses the Holder may from time to time designate in writing to the Borrower or, if a bank account is designated in any written notice to Borrower from such Holder, the Borrower will make such payments by wire transfer or other immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account of the Holder in any bank in the United States of America as such Holder may from time to direct in writing. The Holder of the Note agrees that in the event it shall sell or transfer the Note it will, prior to the delivery of the Note make a notation thereon of all principal, if any, prepaid on such Note and will also note thereon the date to which interest has been paid on such Note. Upon repayment in full of the Note, the Holder of the Note shall deliver such Note to the Borrower for cancellation. Borrower shall not be charged a penalty in the event of prepayment of the Note, to the extent such prepayment is consented to in writing by the Holder.

     11. WARRANTS.   Immediately upon receipt of an advance, Borrower shall
execute a Warrant, in the form attached hereto as Exhibit C, permitting Lender to acquire .1714 shares of Common Stock of Borrower for each dollar advanced.

     12. CONFIRMATION OF RIGHTS.   Lender shall have the right to exercise
all rights and remedies of Lender and/or any Holder under the Loan Documents and under applicable law upon the occurrence of any default or event of default under any of the Loan Documents and under any and all amendments or modifications to any of the Loan Documents or to the terms thereof.

     13. REPRESENTATIONS AND WARRANTIES OF BORROWER.   Borrower represents,
and warrants to the Lender as follows:

               a. ORGANIZATION. STANDING. ETC. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own its assets and carry on its business as presently conducted. Borrower has all requisite corporate power and authority to (i) execute, deliver and perform its obligations under the Loan Documents, (ii) issue and perform its obligations under the Warrants, and (iii) execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by it pursuant to or in connection with the Loan Documents.

          b.  AUTHORIZATION AND EXECUTION; SHARES VALIDLY ISSUED.   The
               execution, delivery and performance by Borrower of the Loan Documents and the issuance of the Warrants hereunder have been duly and validly authorized and Borrower has the corporate power and authority to execute, deliver and perform this Agreement and execute the Loan Documents and issue the Warrants hereunder. The Loan Documents have been duly authorized, executed, issued and delivered by Borrower and constitute a valid and binding agreement of Borrower enforceable in accordance with its terms except to the extent enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditor's rights generally or the availability of equitable remedies subject to the discretion of the court.

          c.  CONTRAVENTION.   The execution, delivery and performance of
               this Agreement and the consummation of the transactions contemplated hereby do not contravene or constitute a default under or violate (i) any provision of applicable law or regulation the violation of which would have a material adverse effect on Borrower or on the Loan Documents or Warrants, (ii) the Articles of Incorporation or Bylaws of Borrower, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon Borrower or any of its assets or properties, the violation of which would have a material adverse effect on Borrower or result in the creation or imposition of any lien on any asset of Borrower, on the Loan Documents or the Warrants.

          d.  LITIGATION, PROCEEDINGS, DEFAULTS.   Other than a lawsuit
               commenced by the Borrower against the State of Louisiana, Docket No. 434,700-D, pending in East Baton Rouge Parish and the lawsuit, MONARCH CASINOS, INC. OF LOUISIANA ET. AL. THE TRANS WORLD GAMING CORP., 15th Judicial District Court, Case No. 97-5037, division B, Lafayette Parish, Louisiana, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, Borrower or its assets before or by any court or arbitrator or any governmental body, agency, department, instrumentality or official. Borrower is not in violation of its Articles of Incorporation or Bylaws, and Borrower is not in violation of, or in default under any provision of any applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon Borrower which violation or default
               (i) would effect the validity of this Agreement, the Note, or the Warrants or any other document or agreement executed or to be executed by Borrower pursuant hereto or in connection herewith, or (ii) would impair the ability of Borrower to perform in any material respect the obligations which it has under the Loan Documents or the Warrants, or any such other document or agreement.

          e. GOVERNMENTAL REGULATION. Except as required pursuant to the Securities Act of 1933 as amended, (the "Act") and State securities laws, Borrower is not subject to any Federal or State law or regulation limiting its ability to execute the Loan Documents or issue the Warrants.

          f.  CAPITALIZATION OF BORROWER.   Borrower's authorized capital
              stock consists of 50,000,000 shares of Common Stock.. As of the date of this Agreement, 3,044,286 shares of Common Stock were issued and outstanding. All outstanding shares have been duly authorized, validly issued and are fully paid and nonassessable. Except with the Lender's prior consent, which shall not be unreasonably withheld or delayed, and until the loan is repaid or converted, and except as to the New Issue, the Borrower will not issue additional rights, subscriptions, warrants, options, conversion rights, or agreements of any kind to purchase from the Borrower, or otherwise require the Borrower to issue, any shares of capital stock of the Borrower nor issue additional securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of the Borrower and the Borrower will not be subject to any new obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock, except for the Warrants, stock options under the 1993 Employee Stock Option Plan and up to 150,000 warrants to Lippert Heilshorn Associates pursuant to an agreement for public relations work.

          g. OWNERSHIP OF PROPERTY. Borrower has good record title in fee simple to, or valid and subsisting leasehold interests in, all its real property, and good title to all its other property, in each case which is necessary or useful in the conduct of its business. Each lease agreement under which Borrower holds an interest in leased property is in full force and effect.

          h. DOCUMENTATION; NO MATERIAL MISSTATEMENTS. All of the necessary documents related to the consummation of this transaction requested by Lender have been provided by Borrower to the Lender hereby and are true, correct and complete in all material respects, and no written representation, warranty or statement made by the Borrower in or pursuant to this Agreement contains or will contain, when made, any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to a prospective purchaser of securities from Borrower, who is seeking full information with respect to Borrower.

          i.   ADDITIONAL REPRESENTATIONS, COVENANTS, AND AGREEMENTS.

               Borrower further  covenants and agrees:

               (i) To perform all obligations under the documents related to the Transactions, the Loan Documents and any instrument, document, or writing referenced herein, and to promptly pay when due, from proceeds of the Loan Amount or from Borrower's separate funds, all other costs, charges, and expenses incurred in connection with the Transactions.

               (ii) To keep all property to be pledged to Lender pursuant to the Loan Documents free and clear of any and all liens, claims and encumbrances, other than those granted to Lender, and except as are consented to in writing by Lender.

               (iii) That all properties, real or personal, of any kind or nature, acquired pursuant to the Transactions, either directly or indirectly, and all property owned by any entity acquired pursuant to the Transactions, real or personal, shall be subject to the first lien and security interest of Lender, subject only to those encumbrances as are consented to in writing by Lender.

               (iv) That the monies to be advanced to Borrower under this Agreement, together with other funds now available to Borrower, are sufficient to meet the purposes as set forth in this Agreement.

               (v) That each advance made under this Agreement shall be used solely for those uses as set forth herein.

               (vi) That the property to be acquired pursuant to the Transactions ("Property") is not now being used and to the best of Borrower's knowledge has not been used in violation of any federal, state, or local environmental law, ordinance, or regulation; that Borrower has not filed or been required to file any federal, state, or local report of hazardous substances found or disposed on any real property now owned by Borrower; that no proceeding has been commenced or notice received concerning any violation of any environmental law, ordinance, or regulation; that to the best of Borrower's knowledge the Property is free of underground storage tanks, out-of-use transformers, hazardous, radioactive or toxic wastes, contamination, oil, or other materials; that the Property shall not be used in conjunction with or for any activity involving, directly or indirectly, the generation, treatment, storage, transportation, manufacture, use or disposition of hazardous or toxic chemicals, materials, substances, or waste of any kind; that neither the Property, the soil making up the portion thereof, nor the ground water thereunder making up any portion thereof shall be contaminated so as to be subject to any "clean-up", or similar requirement under any applicable rule, requirement, regulation, ordinance, or law of governmental authority that would in any way inhibit, delay, or increase the cost of the improvement, operation, or use of the Property; and that Borrower shall not install, or allow to remain upon the Property, any chemical, material, or substance, exposure to which is prohibited, limited, or regulated by any federal, state, or county, regional, or local authority, or which, even if not so regulated, may or could pose a hazard to the health and safety of the occupants of the Property, to the owners of the properties adjacent to the Property, or to any person.

               (vii) To indemnify and hold harmless from any and all
                     actions, claims, demands, damages, costs, expenses, and other liabilities, including without limitation attorney's fees, that Lender may incur that in any way relate to or arise out of this Agreement, the Loan Documents and the Transactions, including without limitation those arising out of the negligence of Lender, but not the gross negligence, willful misconduct, fraud or violation of law by Lender.

               (viii)That this Agreement or any right or obligation that
                     Borrower has under this Agreement shall not be assigned or transferred by Borrower without the express written consent of Lender, and that Borrower and Borrower's successors, and assigns shall be bound by this Agreement.

               (ix) That each of the Transactions complies with all applicable law.

     14. REPRESENTATIONS AND WARRANTIES OF LENDER.   The Lender represents
and warrants to Borrower as follows:

               a. AUTHORIZATION AND EXECUTION. The Lender has full legal right, power, and authority (including the due authorization by all necessary partnership action) to enter into this Agreement and to perform the Lender's obligations hereunder without the need for the consent of any other person; and this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of the Lender enforceable against the Lender in accordance with the terms hereof, except to the extent enforceability may be limited by bankruptcy, reorganization, insolvency or the laws affecting the enforcement of creditor's rights generally or the availability of equitable remedies subject to the discretion of the court.

               b.   FINANCIAL RISK.   The Lender is in a financial position
               to hold the Note until maturity and is able to bear the economic risk and withstand a complete loss of investment in the Note.

          c.  KNOWLEDGE AND EXPERIENCE.   The Lender has such knowledge
              and experience in financial and business matters that the Lender is capable of evaluating the merits and risks of the prospective investment in the Note and the Warrants and has the net worth to undertake such risks.

          d.  ADVICE.   The Lender has obtained, to the extent the Lender
              has deemed necessary, legal and other professional advice and the Lender's own personal professional advice with respect to the risks inherent in the investment in the Note, and the suitability of the investment in the Note and the Warrants in light of the Lender's financial condition and investment needs.

          e. SUITABLE INVESTMENT. The Lender believes that the investment in the Note and the Warrants is suitable for the Lender based upon the Lender's investment objectives and financial needs, and the Lender has adequate means for providing for the Lender's current financial needs and has no need for liquidity of investment with respect to the Note.

          f.  RISK FACTORS.   The Lender realizes that (i) the purchase of
              the Note and the Warrants is a long term investment; (ii) the Lender must bear the economic risk of investment until Note matures and because the Note and the Warrants have not been registered under the Securities Act, the Note, the Warrants and the Common Stock for which the Warrants are exercisable cannot be sold unless each is subsequently registered under the Act or an exemption from such registration is available; and (iii) there is presently no public market for the Note or the Warrants and the Lender may not be able to liquidate the Lender's investment in the event of an emergency or pledge the Note or the Warrants as collateral security for loans.

          g.  OWN ACCOUNT.   The Lender acknowledges that the Note and the
              Warrants are being purchased for the Lender's own account and for investment and without the intention of reselling or redistributing the same, and that the Lender made no agreement with others regarding any of such Note, and the Warrant.

          h. NO AGREEMENTS. The Lender has no agreements (written or oral), arrangements, understandings or commitments with any other investor subscribing for Note or the Warrants in this private placement of same.

          i.  ACCREDITED INVESTOR.   The Lender is an "accredited
              investor" as defined under Regulation D under the Act.

          j.  ENTITY REPRESENTATIONS.   The Lender was not organized for
              the specific purpose of acquiring the Note and has total assets in excess of $5,000,000.

     15. AFFIRMATIVE COVENANTS. Borrower covenants and agrees that so long as the Note shall be outstanding:

          a. PRINCIPAL AND INTEREST. Borrower will pay or cause to be paid punctually the principal of and interest on the Note at the times and places and in the manner specified in the Note.

          b. MAINTENANCE AND EXISTENCE. Borrower will at all times do or cause to be done all things necessary to maintain, preserve and renew its existence and its rights, patents and franchises.

          c. COMPLIANCE WITH LAWS. Borrower will comply in all material respects with all applicable laws, rules, regulations, and orders of the United States of America and of all foreign countries and of any state or municipality, and of any instrumentality or agency of any thereof (including applicable statutes, regulations, orders and restrictions relating to equal employment opportunities and environmental standards or controls) in respect of the conduct of business and the ownership of property by Borrower.

          d. INSURANCE. Borrower will maintain adequate insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is customarily carried by companies engaged in similar businesses and similarly situated as Borrower. Borrower shall notify Lender of any cancellations or material changes within five (5) Business Days of notice of such cancellation or change to the Borrower.

          e. TAXES, ASSESSMENTS AND OTHER CHARGES. Borrower will pay punctually and discharge when due and payable: (i) all taxes, assessments and other governmental charges levied or imposed upon it or upon its income, profits, or properties and (ii) all claims (including, without limitation, claims for labor, materials, supplies, or services) which might, if unpaid, become a lien upon any property of Borrower, except those which the Borrower is disputing in good faith and which dispute is being prosecuted in good faith, so long as such process does not endanger the ability of Borrower to perform its obligations herein.

          f. INDEBTEDNESS. Borrower will pay punctually and discharge when due and payable any indebtedness heretofore or hereafter incurred or assumed by it and discharge, perform and observe the covenants, provisions and conditions to be discharged, performed and observed on the part of Borrower in connection therewith, or in connection with any agreement or other instrument relating thereto.

          g. BOOKS. Borrower will keep at all times proper books of record and account in which full, true and correct entries will be made of its transactions in accordance with applicable generally accepted accounting principles.

          h. STATEMENTS, REPORTS AND CERTIFICATES TO BE DELIVERED BY THE BORROWER. From the date hereof and so long as the Lender shall hold the Note, Borrower will deliver to Lender at the address shown in the register maintained by Borrower the following:

               (i) QUARTERLY FINANCIAL STATEMENTS. As soon as reasonably possible, and in any event within 45 days after the close of each of the first three fiscal quarters of Borrower in each fiscal year, (1) the unaudited balance sheet of the Borrower as of the end of such period, setting forth in comparative form the corresponding figures for the corresponding quarter of the preceding fiscal year, and (2) the unaudited statements of income and retained earnings and cash flows of the Borrower for each quarter and for the portion of the fiscal year ended with such quarter and setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, all in reasonable detail and certified by a principal financial officer of Borrower subject to year-end audit adjustments.

               (ii) BOXER CASINO. Not later than the fifteenth (15) day following the end of each calendar quarter , an unaudited statement of income and expenses for the prior month of the Boxer Casino shall be provided to the Lender and for any other entity or enterprise acquired or commenced pursuant to a Transaction.

               (iii) OTHER REPORTS AND STATEMENTS. Promptly upon the
                     mailing to its equity holders of each annual report or other report or communication, a copy of each such report or communication; and promptly upon any filing by Borrower with the Securities and Exchange Commission, or any governmental agency or agencies substituted therefor, or with any national securities exchange, of any annual or periodic or special report or registration statement, a copy of such report or statement.

               (iv) CERTIFICATE OF DEFAULT. Deliver to the Lender, forthwith upon becoming aware of any default or defaults in the performance of any covenant, agreement or condition contained in the Loan Documents (including notice of any event which with the giving of notice, lapse of time or both would become an Event of Default), an Officer's Certificate specifying such default or Event of Default.

               (v) ADDITIONAL INFORMATION. Such other data and information as from time to time may be reasonably requested by the Lender.

          i. OTHER DOCUMENTS. Borrower will comply will all other covenants, representations, warranties, terms and obligations of the Loan Documents and all other documents executed pursuant to the terms hereof or to the Loan Documents.

     16. NEGATIVE COVENANTS. Borrower covenants and agrees that so long as the indebtedness under the Loan Documents shall be outstanding (without the prior written consent of Lender):

          a. GUARANTEES. Borrower will not guarantee, directly or indirectly, any obligation or indebtedness of any other Person, other than any guarantee made with respect to the contemplated Czech Transaction or the Zaragoza Transaction, which guarantee shall be on terms reasonably acceptable to Holder. "Person" shall include any individual, a corporation, a partnership, a business entity, or a government, foreign or domestic, or any agency or political subdivision thereof.

          b. DISTRIBUTIONS. Borrower will not declare, pay, or set apart any funds for the payment of any distribution to any shareholder, make any distribution in respect of equity interests, or redeem, repurchase or effect any other sale or exchange upon any equity interest in Borrower. The exercise of issued and outstanding warrants shall not be deemed to be a redemption or repurchase.

          c. MERGER AND CONSOLIDATION. Borrower will not consolidate with or merge into any other entity.

          d. DISPOSITION OF ASSETS. Borrower will not sell, assign, lease, transfer or otherwise dispose of all or any material portion of its properties or assets to any third party, in any transaction or series of transactions.

          e. SENIOR DEBT. Subsequent to the date hereof, Borrower will not incur, create, assume or at any time become liable, contingently or otherwise, for any borrowed or other indebtedness that is senior in right of payment to the obligations created herein, other than that expressly consented to in writing by Lender. Nothing herein shall be construed to permit the issuance of any indebtedness that would be secured by any collateral granted to the Lender to secure the terms hereof other than as expressly consented to in writing by Holder.

     17. EVENT OF DEFAULT. An Event of Default shall mean the occurrence or existence of any one or more of the following events, whether such occurrence is voluntary or involuntary or comes about or is effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental authority: Events of Default include the following:

          a. The Borrower shall fail to pay the principal of, or interest due on the Note, as and when due and payable, which failure shall continue for a period of ten (10) days;

          b. The Borrower shall fail to perform or observe any term, covenant, or agreement contained in the Loan Documents or any document related thereto, which failure shall continue for a period of ten (10) days after Lender gives Borrower notice of such failure;

          c. The occurrence of a default under any documents or instruments guaranteeing, evidencing, securing or pertaining to the indebtedness evidenced hereby or the failure of any such documents to remain in full force and effect;

          d. If any representation, warranty or other statement of fact, in the Loan Documents or in any writing, certificate, report or statement at any time furnished by Borrower or any other party obligated in relation hereto to Lender pursuant to or in connection thereto shall be false or misleading in any material respect; or

          e. The Borrower or any other parties obligated in relation hereto admits in writing its inability to pay debts generally as they become due; files a petition for relief under the bankruptcy laws or a petition to take advantage of any insolvency act; makes an assignment for the benefit of creditors; commences a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or the whole or any substantial part of its property; files a petition or answer seeking reorganization or arrangement or similar relief under the Federal Bankruptcy Law or any other applicable law or statute of the United States of America or any State or any foreign jurisdiction; is adjudged a bankrupt or insolvent, or a court of competent jurisdiction shall enter any order, judgment or decree appointing a receiver, trustee, liquidator or conservator of Borrower or such party or of the whole or any substantial part of the property of Borrower or such party or approves a petition filed against a Borrower or such party seeking reorganization or similar relief under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America or any State or foreign jurisdiction; or if, under the provisions of any other law for the relief or aid of Borrower or such party, a court of competent jurisdiction shall assume custody or control of Borrower or such party or the whole or any substantial part of its property; or if there is commenced against Borrower or such party any proceeding for any of the foregoing relief; or if Borrower or such party, by any act indicates its consent to approval of, or acquiescence in any such proceeding; Borrower or such party generally, does not pay or shall be unable to pay, its debts as such debts become due; or

          f. If any creditor of Borrower for any reason whatsoever hereafter shall accelerate payment in whole or in part of any outstanding material obligation owed to it by Borrower under any agreement or arrangement due to a default or an event of default by the Borrower, or if any judgment against Borrower or any execution against any property of Borrower or any amount remains unpaid, unstayed or undismissed for a period in excess of ten (10) days; or

          g.   If Borrower shall cease to exist.

     It is understood and agreed that time is of the essence of the Note. If an Event of Default exists, then all amounts under the Note at the time outstanding shall immediately become due and payable, together with interest accrued thereon without presentment, demand, protest or notice of any kind, including notice of intent to accelerate the payment of the unpaid balance of the Note or in any other Loan Document or of notice of acceleration, all of which are hereby waived by the Borrower. Any Holder of the Note and of rights under the Loan Documents may also proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in such Loan Documents, or in aid of the exercise of any power granted in such Loan Documents, or may proceed to enforce the payment of such Loan Documents or to enforce any other legal or equitable right of the holder of such Loan Documents.


     18. SECURITIES LAWS RESTRICTIONS. The Lender acknowledges the Note and the Warrants will not be sold or assigned unless the Lender shall have obtained (i) an opinion of counsel satisfactory to the Borrower that such proposed disposition or transfer lawfully may be made without the registration of such Note or Warrants pursuant to the Act and applicable state securities laws, or (ii) such registration.

     19. LEGEND ON NOTE. The Lender acknowledges that the Note and the Warrants will each bear a legend conspicuously endorsed reading substantially as follows:

       THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT, AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER SUCH ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

     20. WAIVER OF CLAIMS. Borrower warrants and represents to Lender that as of the date hereof the Note is subject to no credits, charges, claims, or rights of offset or deduction of any kind or character whatsoever; and the Borrower releases and discharges Lender from any and all claims and causes of action, whether known or unknown and whether now existing or hereafter arising, including, without limitation, any usury claims, that have at any time been owned, or that are hereafter owned by Borrower and that arise out of or are related to the execution, delivery and performance of the Loan Documents.

     21. FINAL MATURITY DATE. The entire unpaid principal balance of the Note and all accrued unpaid interest therein is due and payable on the Final Maturity Date.

     22. COSTS AND EXPENSES.   Borrower agrees to pay all costs and
expenses incurred by Lender in connection with the execution and consummation of this Agreement, including, without limitation, the documented fees and expenses of Lender's counsel.

     23. CONTINUED EFFECT.   Except to the extent amended hereby or in
connection herewith, all terms, provisions, and conditions of the Loan Documents shall remain enforceable and binding in accordance with their respective terms.

     24. GOVERNING LAW. The terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of New York.

     25. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and each of the parties hereto hereby represents, warrants, and covenants to the other that the persons executing this Agreement on behalf of such party have full authority, power, and authorization to execute such document and to bind its principal.

     26. ENTIRE AGREEMENT.   This Agreement supersedes all prior oral and
written agreements and understandings of the parties hereto with respect to the subject matter hereof.

     27. HEADINGS.   The headings of the sections and subsections hereof
are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision hereof.

     28. WAIVERS. The failure of any party to act to enforce rights hereunder shall not be deemed a waiver and shall not preclude enforcement of any rights hereunder. No waiver of any term or provision of this Agreement on the part of a party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

     29. INVALID PROVISIONS.   If any provision of this Agreement is held
to be illegal, invalid or unenforceable under present or future laws effective during the terms hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, which provision shall be consistent with the intent of the parties hereto.

     30. NOTICES. Any request, demand, authorization, direction, notice, consent, waiver, instruction, document or other communication provided or permitted by this Agreement to be made upon, given or furnished to, or filed shall be sufficient for every purpose hereunder if in writing and mailed, registered or certified mail, postage prepaid or delivered by facsimile or telecopier (if confirmed), as follows:

                         If to Borrower, to:

                         Trans World Gaming Corp.
                         One Penn Plaza, Suite 1503
                         New York, NY 10019
                         Attn: Dominick Valenzano
                         Telecopy No.: 212-563-3380

                         With copies to:

                         Elias, Matz, Tiernan & Herrick L.L.P.
                         734 15th Street, N.W.
                         Washington, D.C. 20005
                         12th Floor
                         Attn: Jeffrey A. Koeppel
                         Telecopy No.: 202-347-2172

                         If to Lender, to:

                         Value Partners, Ltd.
                         2200 Ross Avenue
                         Suite 4660 West
                         Dallas, Texas 75201
                         Attn: Timothy G. Ewing
                         Telecopy No.: 214-999-1901

                         With copies to:

                         Bergman, Yonks, Stein & Bird L.L.P.
                         4514 Travis Street
                         Travis Walk, Suite 300
                         Dallas, Texas 75205
                         Attn: Jack R. Bird
                         Telecopy No.: 214-528-7673

or to such other address as Lender may from time to time direct. Any notice to a Holder, (other than Lender), shall be sufficiently given if in writing and mailed, registered or certified mail, postage prepaid, to such address as Holder shall from time to time direct in writing.

     31. ATTORNEY'S FEES.   In the event attorneys' fees or other costs are
incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

     32. FURTHER ASSURANCES.   Each party hereto agrees to execute any and
all documents, and to perform such other acts, whether before or after closing, that may be reasonably necessary or expedient to further the purposes of this Agreement or to further assure the benefits intended to be conferred hereby.

     33. TITLE TO THE SHARES.   Upon the exercise of the Warrants and the
consequent issuance of the shares of Common Stock to the Lender, the Lender will receive the entire legal and beneficial interest in the shares of Common Stock free and clear of all liens, claims and encumbrances.

     34. NOTICE OF INVALIDITY OF ORAL AGREEMENTS. THIS WRITTEN AGREEMENT, THE LOAN DOCUMENTS, AND ALL EXHIBITS HERETO REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     35. USURY.   All agreements between Borrower and Lender, whether now
existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the Final Maturity Date. or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Lender exceed the maximum amount permissible under the laws of the State of New York (hereinafter the "Applicable Law"). If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum amount permissible under the Applicable Law, the interest payable to Lender shall be reduced to the maximum amount permissible under the Applicable Law, and if from any circumstance Lender shall ever receive anything of value deemed interest by the Applicable Law in excess of the maximum amount permissible under the Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by the Applicable Law, be amortized, prorated, allocated and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under the Applicable Law. Lender expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under the Applicable Law. This paragraph shall control all agreements between Borrower and Lender.

     36. COUNTERPARTS.   This Agreement may be executed in separate or
multiple counterparts by the parties, and all of such counterparts shall be considered as one and the same instrument notwithstanding the fact that various counterparts are signed by only one or more of the parties, and all of such Agreements shall be deemed but one and the same Agreement.

     37. PRIOR LOAN AGREEMENT.   True and correct copies of the Prior Loan
Agreement and Prior Note are attached hereto as Exhibit I and J, respectively.

          EXECUTED as of the date first above written.

                              LENDER:

                              VALUE PARTNERS, LTD.

                              By: Fisher Ewing Partners,
                              Texas general partnership

                              General Partner

                              By:
                                 -------------------------
                                 Timothy G. Ewing
                              Its: General Partner

                              BORROWER:

                              TRANS WORLD GAMING CORP.,
                              A NEVADA CORPORATION

                              By:
                                  -------------------------
                              Its:
                                  -------------------------